                                                         Exhibit 3.2


                                 BY-LAWS

                                   of

                            SEQUA CORPORATION
                        (A Delaware Corporation)



                               ARTICLE I.

                        MEETINGS OF STOCKHOLDERS



           Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

           Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, any Vice-President or the Board of Directors, and shall be called by the President or a Vice-President upon the written request of stockholders of record representing in the aggregate one-fifth or more of the combined outstanding voting rights of all classes of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President or any Vice-President.

           Section 3. PLACE OF MEETING. All meetings of the Stockholders for the election of directors shall be held in the City of New York and at such place within such city as shall be fixed by the Board of Directors. At least ten days' notice shall be given to the Stockholders of the place within said city so fixed. Such place of meeting, viz. City of New York, shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder at least twenty days before the election is held, in person or by letter mailed to him at his last known post office address. All other meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof, except as otherwise required by statute with respect to any meeting called to consider a proposed dissolution of the Corporation.

           Section 4. NOTICE OF MEETINGS. Except as otherwise required by statute in connection with a proposed consolidation, merger or dissolution of the Corporation or a proposed reduction of its capital, or otherwise, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed, at least ten (but not more than sixty) days prior to the meetings, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders shall not be required to be given to any person who may become a stockholder of record after such mailing of such notice and prior to the meeting, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given, unless required by statute in connection with a meeting called to consider a proposed dissolution of the Corporation.

           Section 5.  QUORUM.  At all meetings of the
stockholders the presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Corporation entitled to vote thereon shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of the stockholders, the chairman of the meeting may adjourn such meeting from time to time, for a period not exceeding twenty days at any one time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

           Section 6.  VOTING.  At each meeting of the
stockholders, each stockholder holding of record stock of the Corporation entitled to vote at such meeting shall be entitled to the number of votes applicable to that class of stock, as set forth in the Corporation's Certificate of Incorporation, for each share of such stock held by him and registered in his name on the books of the Corporation at the time of such meeting, except as hereinafter provided in this Section 6 with respect to elections of directors and except where, pursuant to the provisions of Section 5 of Article VI of these By-Laws, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote. Except where, pursuant to the provisions of Section 5 of Article VI of these By-Laws, the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.
At each meeting of the stockholders each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing, and provided, also, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. When a quorum is present at any meeting, the vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock of the Corporation present in person or represented by proxy shall decide any matter before such meeting, unless the matter is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provisions shall govern and control the decision of such matter.

           Section 7. LIST OF STOCKHOLDERS. It shall be the duty of the secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every election of directors, complete lists by classes of stock of the stockholders entitled to vote at said election, each arranged in alphabetical order. Such list shall be open at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the corporation, or to vote in person or by proxy at such election.

           Section 8. CONDUCT OF ELECTIONS. At each meeting of stockholders for the election of directors the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, then by the Chairman of the meeting. If for any reason any inspector previously appointed shall fail to attend or to act at any meeting, another inspector or inspectors shall be appointed by the Chairman at the meeting.


                               ARTICLE II.

                           BOARD OF DIRECTORS


           Section 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

           Section 2. NUMBER, TERM OF OFFICE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by the Board of Directors, but in no case shall the number be less than 9 nor more than 13. The Directors shall be elected annually at the annual meeting of the Stockholders, and each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall hold office until his successor shall have been elected, or until his death or until he shall resign in the manner provided in Section 7 of this Article II or shall have been removed in the manner provided in Section 8 of this Article II. In case of any increase in the authorized number of Directors, additional Directors to fill the vacancies in the Board of Directors caused by such increase shall be elected by the Board of Directors.

           Section 3. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors, the directors shall be chosen by a plurality of the aggregate votes cast at such election.

           Section 4. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of the stockholders at or near the place of such annual meeting of stockholders, and notice of such meeting shall not be required to be given. The Board of Directors from time to time may provide for the holding of regular meetings and fix the time and place (which may be within or outside of the State of Delaware) thereof. Notice of regular meetings shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

           Section 5. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, a Vice-President or two or more directors at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Notice of each special meeting shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable or shall be delivered to him personally, not later than the day before the day on which the meeting is to be held; provided, however, that in case of any meeting called to consider a proposed dissolution of the Corporation such notice shall be so given to each director at least three days before such meeting. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person, or to any director who shall waive notice of such meeting in writing or by telegram, telephone, facsimile, radio or cable, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

           Section 6. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors the presence of one-third of the number of directors of the Corporation then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, subject, however, to the provisions of
Section 9 of this Article II. Except as otherwise required or permitted by statute, by Sections 2 and 8 of Article III hereof and by Section 5 of Article IV hereof, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. The directors shall act only as a Board and the individual directors shall have no power as such.

           Section 7. RESIGNATIONS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

           Section 8. REMOVAL OF DIRECTORS. Any director may be removed at any time, either for or without cause, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the combined outstanding voting rights of all classes of stock of the Corporation entitled to vote thereon, given at a special meeting of the stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote; provided, however, that in case the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 9 of this Article II.

           Section 9. VACANCIES. If any vacancy shall occur in the Board of Directors by reason of death, resignation or removal, the remaining directors shall continue to act and such vacancy may be filled at any meeting (subject to the provisions of Section 8 of this Article II) by a majority of the remaining directors, though less than a quorum.



                              ARTICLE III.

                EXECUTIVE COMMITTEE AND OTHER COMMITTEES


           Section 1. HOW CONSTITUTED. The Board of Directors, by resolution or resolutions passed by a majority of the number of directors then in office, may designate an Executive Committee, which shall consist of such number of directors, not less than two, as from time to time shall be fixed by resolution or resolutions similarly passed. Thereafter members of the Executive Committee shall be designated annually, in like manner, at the annual meetings of the Board of Directors; provided, however, that the Executive Committee from time to time may be abolished by resolution or resolutions similarly passed and may be redesignated in like manner. Each member of the Executive Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall be and remain a director and shall hold office until his successor shall have been designated or until he shall cease to be a director or until his death or until he shall resign in the manner provided in Section 5 of this Article III or shall have been removed in the manner provided in Section 6 of this Article III.

           Section 2. POWERS. During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolution passed by a majority of the number of directors then in office, the Executive Committee, subject to the approval of the Board of Directors, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

           Section 3. PROCEEDINGS. The Executive Committee may fix its own rules of procedure and may meet at such place or places (within or without the State of Delaware), at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting thereof held next after the same have been taken.

           Section 4. QUORUM AND MANNER OF ACTING. At all meetings of the Executive Committee the presence of three members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. The members of the Executive Committee shall act only as a Committee and the individual members thereof shall have no powers as such.

           Section 5. RESIGNATIONS. Any member of the Executive Committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

           Section 6.  REMOVAL.  Any member of the Executive
Committee may be removed at any time, either for or without cause, by a vote of majority of the directors then in office passed at any meeting of the Board of Directors.

           Section 7. VACANCIES. If any vacancy shall occur in the Executive Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and such vacancy may be filled at any meeting of the Board of Directors by resolution passed by a majority of the total authorized number of directors.

           Section 8. OTHER COMMITTEES. The Board of Directors, by resolution or resolutions passed by a majority of the number of directors then in office, may designate one or more other committees, each such committee to consist of two or more of the directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


                               ARTICLE IV.

                                OFFICERS

           Section 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a Vice-Chairman of the Board (if so determined by the Board of Directors), a President, one or more Executive Vice-Presidents (if so determined by the Board of Directors), one or more Senior Vice-Presidents (if so determined by the Board of Directors), such number of other Vice-Presidents as the Board of Directors from time to time may determine, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

           Section 2. ELECTION AND TERM OF OFFICE. Each officer (except such officers as may be appointed in accordance with the provisions of the second sentence of Section 1 of this Article
IV or Section 6 of this Article IV) shall be chosen by the Board of Directors at its annual meeting. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until his successor shall have been chosen and qualified, or until his death, or until he shall resign in the manner provided in
Section 4 of this Article IV or shall have been removed in the manner provided in Section 5 of this Article IV.

           Section 3. POWERS AND DUTIES. The Chairman of the Board or, in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation, unless the President is specifically designated as chief executive officer by a resolution of the Board of Directors, in which case the President shall be the chief executive officer of the Corporation. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board. In the absence of the President, an Executive Vice President, a Senior Vice President or a Vice President appointed by the Chairman of the Board, the President or the Board of Directors shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and perform such duties in the management of the business and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

           Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

           Section 5. REMOVAL. The officers specifically designated in the first sentence of Section 1 of this Article IV may be removed, either for or without cause, at any special meeting of the Board of Directors called for the purpose, by the vote of a majority of the total authorized number of directors. The officers and agents elected or appointed in accordance with the provisions of the second sentence of Section 1 of this
Article IV may be removed, either for or without cause, at any meeting of the Board of Directors, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

           Section 6. VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this
Article IV for regular election or appointment to such office, except that a vacancy may be filled at any meeting of the Board of Directors.

           Section 7. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of the second sentence of Section 1 of this Article
IV. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.

            EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND
                       DEPOSIT OF CORPORATE FUNDS


           Section 1. EXECUTION OF INSTRUMENTS. The Chairman of the Board, the President and any Vice President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authorization may be general or confined to specific instances.

           Section 2. LOANS. No loans or advances shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to special instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

           Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors.

           Section 4. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

           Section 5. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons thereunto authorized by the Board of Directors.

                               ARTICLE VI.

                             SHARES OF STOCK


           Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.
In case any such certificate shall be for shares only a part of the consideration to be paid for which shall have been paid, such certificate shall state that it represents partly paid shares, and shall show on the face or back thereof the amount of the consideration that shall have been paid in on the shares represented thereby and when the remainder of the consideration for such shares shall be payable. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation; and the issuance and delivery by the Corporation of any such certificate or certificates shall constitute an adoption thereof. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors and the seal of the Corporation shall be affixed thereto. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled," with the date of cancellation.

           Section 2. TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to any of its transfer agents, such fact shall be expressed in the entry of the transfer.

           Section 3. REGULATIONS. Subject to the provisions of this Article VI the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation.

           Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both.

           Section 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.
In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. In case of a meeting of stockholders for the election of directors, the Board of Directors shall close the transfer books of the Corporation, as aforesaid, for a period not less than fifteen days preceding the date of such meeting, or shall fix in advance, as aforesaid, a date not less than fifteen days preceding the date of such meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting.

           Section 6. LOST OR DESTROYED CERTIFICATES. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                              ARTICLE VII.
                                 OFFICES


           The Corporation may establish and maintain one or more offices outside the State of Delaware, in such places as the Board of Directors from time to time may deem advisable.


                              ARTICLE VIII.

                             CORPORATE SEAL

           The corporate seal shall be circular in form and shall bear the words and figures
                            SEQUA CORPORATION
                       Delaware, Incorporated 1929

or words and figures of similar import; provided, however, that the form of such seal shall be subject to alteration by the Board of Directors.


                               ARTICLE IX.
                               FISCAL YEAR

           The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.


                               ARTICLE X.

                               AMENDMENTS

           All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, either (1) by the affirmative vote of stockholders or record representing in the aggregate at least a majority of the combined outstanding voting rights of all classes of stock of the Corporation entitled to vote which are cast any meeting, provided that the notice or waiver of notice of said meeting shall have summarized or set forth in full the proposed amendment; or (2) by the affirmative vote of at least a majority of the total authorized number of directors cast at any meeting, the notice or waiver of notice which shall have summarized or set forth in full the proposed amendment; provided, however, that the time or place of the election of directors by the stockholders shall not be changed within sixty days next before the day on which the election is to be held.

                               Article XI

                             INDEMNIFICATION


           Section 1.  DEFINITIONS.  For the purposes of this
Article XI, the terms "Director" and "Officer" shall mean any past, present or future director or officer of the Corporation as defined or described in other provisions of these By-laws or in the Certificate of Incorporation of the Corporation and any person who is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans. In addition, for the purposes of this Article, the term "Proceeding" shall mean any action, suit or other legal proceeding, whether civil, criminal, administrative or investigative.

           Section 2. INDEMNIFICATION OF DIRECTORS OR OFFICERS WITH RESPECT TO PROCEEDINGS BROUGHT BY THIRD PARTIES. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise compelled to be involved in any Proceeding (other than a Proceeding by or in the right of the Corporation or any of its subsidiaries or affiliates) by reason of the fact that he or she is or was a Director or Officer against all liability and loss suffered and expenses reasonably incurred by or on behalf of such person (including, but not limited to, attorney's fees, judgments, fines, ERISA excise taxes or penalties and/or amounts paid or to be paid in settlement) in connection with such Proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           Section 3. INDEMNIFICATION OF DIRECTORS OR OFFICERS WITH RESPECT TO PROCEEDINGS BROUGHT IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise compelled to be involved in any Proceeding brought in the right of the Corporation or any of its subsidiaries or affiliates (such as shareholder derivative actions) by reason of the fact that he or she is or was a Director or Officer against expenses (including, but not limited to, attorney's fees) reasonably incurred by or on behalf of such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation and/or any of its subsidiaries or affiliates unless and only to the extent that the Delaware Court of Chancery or the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Corporation, at the discretion of the Board of Directors, may indemnify and hold harmless, to the extent permitted by law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise compelled to be involved in any Proceeding brought in the right of the Corporation or any of its subsidiaries or affiliates (such as shareholder derivative actions) by reason of the fact that he or she is or was a Director or Officer against amounts paid or to be paid in settlement if and to the extent that the Board of Directors determines that it is in the best interests of the Corporation to do so.

           Section 4. ADVANCEMENT OF EXPENSES OF DIRECTORS OR OFFICERS. If a Director or Officer is made or is threatened to be made a party or is otherwise compelled to be involved in a Proceeding (other than Proceedings excluded from indemnification or advancement of expenses pursuant to Section 7 of this Article) by reason of the fact that he or she is or was a Director or Officer, the Corporation shall pay the expenses (including attorney's fees) incurred by or on behalf of such Director or Officer in defending or otherwise participating in such Proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by or on behalf of a Director or Officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified by the Corporation under this Article or under applicable law, if any, superseding these By-laws.

           Section 5. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES OF EMPLOYEES OR AGENTS. The Corporation may indemnify and hold harmless an employee or agent of the Corporation other than a Director or Officer to the same extent that it may or is required to indemnify and hold harmless a Director or Officer. The Corporation may pay expenses incurred by or on behalf of employees or agents of the Corporation in defending or otherwise participating in any Proceeding in advance of its final disposition upon such terms and conditions, if any, that the Board of Directors of the Corporation deems appropriate.

           Section 6. INDEMNIFICATION AGAINST EXPENSES OF DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SUCCESSFUL IN DEFENSE OF PROCEEDINGS. Notwithstanding any provision to the contrary in Sections 2 and 3 of this Article, to the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and 3 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

           Section 7. NO INDEMNIFICATION OR ADVANCEMENT OF EXPENSES WITH RESPECT TO PROCEEDINGS BROUGHT DIRECTLY BY THE CORPORATION OR INITIATED BY THE PERSON SEEKING INDEMNIFICATION. Notwithstanding any other provision in this Article to the contrary and except as required by applicable law, if any, superseding these By-laws as such law exists at the time a request, demand or claim for indemnification or advancement of expenses is to be determined, the Corporation shall not indemnify or hold harmless any person against liability, loss or expenses (including, but not limited to, attorney's fees, judgments, fines, ERISA excise taxes or penalties and/or amounts paid or to be paid in settlement) or advance any expenses (including attorney's fees) incurred by or on behalf of such person: (i) in connection with claims made directly by the Corporation or any of its subsidiaries or affiliates against such person, or (ii) in connection with a Proceeding or claim (including counterclaims, crossclaims, or third-party complaints) brought or initiated by such person unless the Corporation has given its explicit, written consent to such person to bring or initiate the Proceeding or claim.

           Section 8.  FORMS OF INDEMNIFICATION.  The
Corporation, in its sole discretion and in accordance with applicable law, may fulfill any of its responsibilities or exercise any right or power described in this Article with respect to indemnification and/or the advancement of expenses by: 1) reimbursing a person for any liability, loss or expense the person has paid; 2) directly paying any loss, liability or expense to a third party to whom it is owed; and/or 3) paying attorneys or others representing and/or performing work for the Corporation to also represent another person and/or perform work reasonably related to such person's defense of or participation in a Proceeding.

           Section 9. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES BY OTHERS. Notwithstanding any other provision in this Article to the contrary, the Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such person may collect or have paid on his or her behalf as indemnification (including expenses advanced prior to the final disposition of a Proceeding) from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity including, but not limited to, any amounts collected under any insurance policy or policies purchased by the person or the corporation, partnership, joint venture, trust, enterprise or non-profit entity whom the person was serving.

           Section 10. RETROACTIVITY, AMENDMENT OR REPEAL. Except as otherwise decided by the Board of Directors, the provisions of this Article, as newly revised, shall be applicable only with respect to Proceedings which are initiated on or after the date this newly revised Article is adopted by the Corporation. The indemnification of or the advancement of the expenses of any Director, Officer, employee or agent of the Corporation made party to or otherwise involved in a Proceeding initiated before this newly revised Article is adopted by the Corporation by reason of such person's service as a Director, Officer, employee or agent of the Corporation shall be accorded or denied to such person in accordance with the By-laws in effect at the time such Proceeding was initiated. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission or alleged act or omission occurring or allegedly occurring prior to the time of such repeal or modification.

           Section 11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article shall not be exclusive of any other rights to indemnification from the Corporation (including advancement of expenses) in connection with any Proceeding which such person may have or hereafter acquire under any provision of the certificate of incorporation, agreement or vote of stockholders or disinterested directors.

           Section 12. INUREMENT OF THE BENEFIT OF HEIRS, EXECUTORS OR ADMINISTRATORS. Any rights or benefits accorded to a person pursuant to this Article shall continue after such person's death and shall inure to the benefit of his or her heirs, executors and administrators. the time or place of the election of directors by the stockholders shall not be changed within sixty days next before the day on which the election is to be held.